UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kohlfurter Straße 41/43 Berlin Germany	10999
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depository Shares*	The Nasdaq Stock Market LLC
Ordinary shares, €1.00 nominal value per share**	The Nasdaq Stock Market LLC

*Each American Depository Share represents one-tenth of an ordinary share
**The ordinary shares are indicated only in connection with the listing of the American Depository Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
Spark Networks SE (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its American Depository Shares (“ADSs”) from the NYSE American LLC (the “NYSE American””) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its ADSs on the NYSE American to cease at the close of trading on February 14, 2022, and that trading will begin on Nasdaq at market open on February 15, 2022.
Item 1. Description of Registrant’s Securities to be Registered
The description of the Registrant’s ADSs and ordinary shares set forth in Exhibit 4.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-38252), filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, is incorporated herein by reference.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2022	SPARK NETWORKS SE

	By:	/s/ David Clark
David Clark
Chief Financial Officer